Exhibit 10.54

MANAGEMENT AGREEMENT

This MANAGEMENT AGREEMENT (this “Agreement”) is entered into as of June 14, 2007 by and among (i) Kangaroo Management Company I, LLC (the “Manager”), (ii) Kangaroo Holdings, Inc. (the “Company”) and (iii) each of the Company’s subsidiaries that executes a counterpart signature page hereto (the “Subsidiaries”).

RECITALS

WHEREAS, the Company and its subsidiary, Kangaroo Acquisition, Inc. (“MergerCo”), have been formed for the purpose of effecting the acquisition of OSI Restaurant Partners, Inc. (“OSI”) (the “Transaction”) pursuant to an Agreement and Plan of Merger, dated as of November 5, 2006 (as amended or otherwise modified, the “Merger Agreement”), among the Company, MergerCo and OSI;

WHEREAS, it is contemplated that on or about the date hereof, as part of the Transaction, MergerCo will merge with and into OSI (the “Merger”) on the terms and subject to the conditions of the Merger Agreement; and

WHEREAS, the Company desires to retain the Manager to provide management, consulting and other advisory services (“Services”) to the Company and its Subsidiaries (collectively, the “Companies”), and the Manager is willing to provide such services on the terms set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Services. The Manager hereby agrees that it will provide the following Services to the Companies:

(a) financial, managerial and operational advice in connection with day-to-day operations, including, without limitation, advice with respect to the development and implementation of strategies for improving the operating, marketing and financial performance of the Companies as the Manager and the Company may from time to time agree to; and

(b) such other services (which may include financial and strategic planning and analysis, consulting services, human resources and executive recruitment services and other services) as the Manager and the Company may from time to time agree to in writing.

The Manager will devote, in its discretion, such time and efforts to the performance of services contemplated hereby as the Manager deems reasonably necessary or appropriate; provided, however, that no minimum number of hours is required to be devoted by the Manager on a weekly, monthly, annual or other basis. The Companies acknowledge that the Manager’s services are not exclusive to the Companies and that the Manager and each of its members, managers and officers may render similar services to other persons and entities. The Manager and the Companies understand that the Companies may, at times, engage one or more investment bankers or financial advisers to provide services in addition to, but not in lieu of, services provided by the Manager under this Agreement. In providing services to the Companies, the Manager will act as an independent contractor, and it is expressly understood and agreed that this Agreement is not intended to create, and does not create, any partnership, agency, joint venture or similar relationship, and that no party has the right or ability to contract for or on behalf of any other party or to effect any transaction for the account of any other party.

2. Payment of Fees. During the Term, the Companies will pay to the Manager (or such affiliates as it may designate), an aggregate annual periodic fee (the “Periodic Fee”) of $9,100,000 in exchange for the ongoing Services provided by the Manager under this Agreement, such fee being payable by the Companies quarterly in advance on or before the start of each calendar quarter; provided, however, that the Companies will pay the Periodic Fee for the period from the date hereof through June 30, 2007 at the Effective Time (as defined in the Merger Agreement). The Periodic Fee will be prorated for any partial period of less than three months. Each payment made pursuant to this Section 2 will be paid by wire transfer of immediately available federal funds to the accounts the Manager specifies to the Companies in writing prior to such payment. If, at any time, the Companies are not permitted to make any payment or reimbursement due to the Manager under this Agreement under the terms of any credit agreement or other financing agreement to which any of the Companies is a party, such obligations shall accrue as provided herein, but payment or reimbursement thereof shall be deferred until such time as (i) such payments are no longer prohibited under the terms of the applicable agreement or (ii) the loan amount due thereunder is repaid in full. In the event of the liquidation of any of the Companies, all amounts due to the Manager under this Agreement shall be paid to the Manager before any liquidating distributions or similar payments are made to equityholders of any of the Companies (unless the equityholder is the Company or one of its wholly-owned subsidiaries).

3. Term. This Agreement will continue in full force and effect until December 31, 2017; provided that this Agreement shall be automatically extended each December 31st thereafter for an additional year unless the Company or the Manager provides written notice of its desire not to automatically extend the term of this Agreement to one another at least 90 days prior to such December 31st; and provided further, however, that (i) the Manager may terminate this Agreement at any time and (ii) this Agreement will terminate automatically immediately prior to an Initial Public Offering or a Change of Control (each as defined in the Stockholders Agreement dated as of the date of this Agreement among the Company and certain of its equityholders) unless the Company and the Manager determine otherwise (the period on and after the date hereof through the termination hereof being referred to herein as the “Term”); and provided further, that each of (x) Sections 4, 6 and 9 (whether in respect of or relating to services rendered during or after the Term) will all survive any termination of this Agreement to the maximum extent permitted under applicable law, and (y) any and all accrued and unpaid obligations of the Companies owed under Section 2 will be paid promptly upon any termination of this Agreement. At the end of the Term, all obligations of the Manager under this Agreement will terminate, and any subsequent services rendered by the Manager to the Companies will be separately compensated.

4. Expenses; Indemnification.

(a) Expenses. The Companies will pay on demand all (i) reasonable out-of-pocket expenses incurred from and after the Effective Time relating to the operations of, or the services provided by the Manager to, the Companies or any of their affiliates from time to time, and (ii) expenses incurred from and after the Effective Time by the Manager, its members and their respective affiliates which the Manager determines are properly allocable to the Companies under this Agreement.

(b) Indemnity and Liability. Each of the Companies hereby indemnifies and agrees to exonerate and hold the Manager, and its former, current or future, direct or indirect, directors, officers, employees, agents, advisors or affiliates, each former, current or future, direct or indirect, holder of any equity interests or securities of the Manager (whether such holder is a limited or general partner, member, equityholder or otherwise), each former, current or future assignee of the Manager and each former, current or future director, officer, employee, agent, advisor, general or limited partner, manager, member, equityholder, affiliate, controlling person, representative or assignee of any of the foregoing (each such person or entity, a “Related Person”) (collectively, the “Indemnitees”), each of whom is an intended third-party beneficiary of this Agreement, free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, damages and costs and expenses in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Indemnitees or any of them before or after the date of this Agreement (collectively, the “Indemnified Liabilities”), as a result of, arising out of or in any way relating to the operations of, or services provided by the Manager to, the Companies or any of their affiliates from time to time (including, but not limited to, any indemnification obligations assumed or incurred by any Indemnitee to or on behalf of the Companies or any of their accountants or other representatives, agents or affiliates), except for any such Indemnified Liabilities arising from such Indemnitee’s gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Companies hereby agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. For purposes of this Section 4(b), “gross negligence or willful misconduct” will be deemed to have occurred only if so found in a final non-appealable judgment of a court of competent jurisdiction, in which case, to the extent any of the foregoing limitations is so determined to apply to any Indemnitee as to any previously advanced indemnity payments made by the Companies, then such payments shall be promptly repaid by such Indemnitee to the Companies. The rights of any Indemnitee to indemnification hereunder will be in addition to any other rights any such person may have under any other agreement or instrument referenced above, or any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary, or under law or regulation. If the Indemnitees are similarly situated with respect to their interests in connection with a matter that may be an Indemnified Liability and such Indemnified Liability is not based on a “Third-Party Claim,” the Indemnitees may enforce their rights pursuant to this Section 4(b) with respect to such matter only with the consent of the Manager. In this Agreement, “Person” means any individual or corporation, association, partnership, limited liability company, joint venture, joint stock or other company, business trust, trust, organization or other entity of any kind. A “Third-Party Claim” means any (i) claim brought by a Person other than the Companies, the Manager or any Indemnitee related to the Manager, and (ii) any derivative claim brought in the name of any of the Companies that is initiated by a Person other than the Manager or any Indemnitee related to the Manager.

5. Covenants. The Company hereby covenants that it will cause each of the Subsidiaries to execute this Agreement immediately after the Effective Time.

6. Disclaimer and Limitation of Liability; Opportunities; Information.

(a) Disclaimer; Standard of Care. None of the Manager, its members, managers or officers make any representations or warranties, express or implied, in respect of the services to be provided by the Manager hereunder. In no event will the Manager or any of the Indemnitees be liable to the Companies or any of their respective affiliates for any act, alleged act, omission or alleged omission that does not constitute gross negligence or willful misconduct of the Manager as determined by a final, non-appealable determination of a court of competent jurisdiction.

(b) Freedom to Pursue Opportunities. In recognition that the Manager and the Indemnitees currently have, and will in the future have, or will consider acquiring, investments in numerous companies with respect to which the Manager or another Indemnitee may serve as an advisor, a director or in some other capacity, and in recognition that the Manager and Indemnitees have myriad duties to various investors and partners, and in anticipation that the Companies and their respective affiliates, on the one hand, and the Manager (or one or more members, affiliates, associated investment funds or portfolio companies or clients), on the other hand, may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Companies hereunder, and in recognition of the difficulties that may confront any advisor who desires and endeavors fully to satisfy such advisor’s duties in determining the full scope of such duties in any particular situation, the provisions of this Section 6(b) are set forth to regulate, define and guide the conduct of certain affairs of the Companies as they may involve the Manager or its members, managers or officers. Except as the Manager, its members or any other Indemnitee may otherwise agree in writing after the date hereof:

(i) The Manager and its Indemnitees will have the right: (A) to directly or indirectly engage in any business (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Companies and their respective subsidiaries) or invest, own or deal in securities of any other Person so engaged in any business, (B) to directly or indirectly do business with any client or customer of the Companies and their respective affiliates, (C) to take any other action that the Manager believes in good faith is necessary to or appropriate to fulfill its obligations as described in the first sentence of this Section 6(b) and (D) not to present potential transactions, matters or business opportunities to the Companies or any of their respective affiliates, and to pursue, directly or indirectly, any such opportunity for itself, and to direct any such opportunity to another Person.

(ii) The Manager and its Indemnitees will have no duty (contractual or otherwise) to communicate or present any corporate opportunities to the Companies or any of their respective affiliates, or to refrain from any actions specified in Section 6(b)(i) above, and the Companies, on their own behalf and on behalf of their respective affiliates, hereby renounce and waive any right to require the Manager or any of its Indemnitees to act in a manner inconsistent with the provisions of this Section 6(b).

(iii) The Manager and its Indemnitees will not be liable to the Companies or any of their respective affiliates for breach of any duty (contractual or otherwise) by reason of any activities or omissions of the types referred to in this Section 6(b) or of any such Person’s participation therein.

(c) Limitation of Liability. In no event will the Manager or any of its Indemnitees be liable to the Companies or any of their affiliates for any indirect, special, incidental or consequential damages, including, without limitation, lost profits or savings, whether or not such damages are foreseeable, or for any third-party claims (whether based in contract, tort or otherwise), relating to the services to be provided by the Manager hereunder.

(d) Information. The Companies will use their reasonable best efforts to furnish, or to cause their respective affiliates and agents to furnish, the Manager with such information (the “Information”) as the Manager reasonably believes appropriate to its engagement hereunder. The Companies acknowledge and agree that (i) the Manager will rely on the Information and on information available from generally recognized public sources in performing the Services, and (ii) the Manager does not assume responsibility for the accuracy or completeness of the Information and such other information.

7. Assignment, etc. Except as provided below, no party hereto has the right to assign this Agreement without the prior written consent of each of the other parties. Notwithstanding the foregoing, (i) the Manager may assign all or part of its rights and obligations hereunder to any affiliate of the Manager that provides services similar to those called for by this Agreement, in which event the Manager will be released of all of its rights and obligations hereunder, and (ii) the provisions hereof for the benefit of Indemnitees other than the Manager itself shall also inure to the benefit of such other Indemnitees and their successors and assigns.

8. Amendments and Waivers. No amendment or waiver of any term, provision or condition of this Agreement will be effective unless in writing and executed by the Manager and the Companies (or their respective successors); provided, that the Manager may agree to waive or reduce any fee to which it is entitled pursuant to this Agreement, and, unless otherwise directed by the Manager, such waived portion shall revert to the Company or its designee. No waiver on any one occasion will extend to or effect or be construed as a waiver of any right or remedy on any future occasion. Neither any course of dealing of any Person, nor any delay or omission in exercising any right or remedy, will constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.

9. Governing Law; Jurisdiction.

(a) Choice of Law. This Agreement, and all matters arising under or related to this Agreement, will be governed by and construed in accordance with the laws of the State of New York.

(b) Consent to Jurisdiction. Each of the parties agrees that all actions, suits or proceedings arising out of, based upon or relating to this Agreement or the subject matter hereof will be brought and maintained exclusively in the federal and state courts of the State of New York, City of New York, County of New York. Each of the parties hereto, by execution hereof (i) hereby irrevocably submits to the jurisdiction of the federal and state courts in the State of New York, City of New York, County of New York for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof, and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that it is immune from extraterritorial injunctive relief or other injunctive relief, that its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts or should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this Agreement, the court in which such litigation is being heard will be deemed to be included in clause (i) above. Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of the State of New York, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 11 is reasonably calculated to give actual notice and waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that service of process made in accordance with Section 11 does not constitute good and sufficient service of process. The provisions of this Section 9 will not restrict the ability of any party to enforce in any court any judgment obtained in a court included in clause (i) above.

(c) WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, CAUSE OF ACTION, ACTION, SUIT OR PROCEEDING ARISING OUT OF, BASED UPON OR RELATING TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY EACH OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 9(C) CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH SUCH PARTY IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY OF THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH OF THE PARTIES HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

10. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, and supersedes any prior communication or agreement with respect thereto.

11. Notice. All notices, demands and communications required or permitted under this Agreement will be in writing and will be effective if served upon such other party and such other party’s copied persons as specified below to the address set forth for it and them below (or to such other address as such party will have specified by notice to each other party) if (i) delivered personally, (ii) sent and received by facsimile or (iii) sent by certified or registered mail or by Federal Express, DHL, UPS or any other comparably reputable overnight courier service, postage prepaid, to the appropriate address as follows:

If to the Companies, to them at:

c/o Kangaroo Holdings, Inc.

2202 N. West Shore Blvd., Suite 500

Tampa, FL 33607

Facsimile: (813) 281-2114

Attention: Chief Executive Officer

with copies to:

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

Facsimile: (617) 951-7050

Attention: Howard S. Glazer

       Jane D. Goldstein

If to the Manager, to it at:

Kangaroo Management Company I, LLC

c/o Bain Capital Partners, LLC

111 Huntington Avenue

Boston, MA 02199

Facsimile: (617) 516-2010

Attention: Andrew Balson

with copies to:

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

Facsimile: (617) 951-7050

Attention: Howard S. Glazer

       Jane D. Goldstein

and

Catterton Partners

599 West Putnam Avenue

Greenwich, CT 06830

Facsimile: (203) 629-4903

Attention: J. Michael Chu

and

Latham & Watkins LLP

555 Eleventh Street, NW

Washington, DC 20004

Facsimile: (202) 637-2201

Attention: Eric Stern

and

Kirkland & Ellis LLP

Citigroup Center

153 East 53rd Street

New York, NY 10022

Facsimile: (212) 446-6460

Attention: Michael Brosse

Unless otherwise specified herein, such notices or other communications will be deemed effective, (i) on the date received, if personally delivered or sent by facsimile during normal business hours, (ii) on the business day after being received if sent by facsimile other than during normal business hours, (iii) one business day after being sent by Federal Express, DHL or UPS or other comparably reputable delivery service and (iv) five business days after being sent by registered or certified mail. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

12. Severability. If, in any judicial or arbitral proceedings, a court or arbitrator refuses to enforce any provision of this Agreement, then such unenforceable provision will be deemed eliminated from this Agreement for the purpose of such proceedings to the extent necessary to permit the remaining provisions to be enforced, and the parties hereto shall negotiate in good faith to seek to enter into substitute provisions incorporating, as nearly as possible, the purpose, intent and effect of such unenforceable provision. To the full extent, however, that the provisions of any applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms, and in the event that any provision hereof is found to be invalid or unenforceable, such provision will be construed by limiting it so as to be valid and enforceable to the maximum extent consistent with and possible under applicable law.

13. Miscellaneous.

(a) Counterparts. This Agreement may be executed in any number of counterparts, and by each of the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original, and all of which together will constitute one and the same agreement.

(b) Interpretation. The headings contained in this Agreement are for convenience of reference only, and will not in any way affect the meaning or interpretation hereof. As used herein the word “including” shall be deemed to mean “including without limitation.” This Agreement reflects the mutual intent of the parties, and no rule of construction against the drafting party shall apply.

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as an instrument under seal as of the date first above written by its officer or representative thereunto duly authorized.

THE COMPANY:	KANGAROO HOLDINGS, INC.

/s/ Andrew Balson
	Name:	Andrew Balson
	Title:	President

THE MANAGER:	KANGAROO MANAGEMENT COMPANY I, LLC

/s/ Andrew Balson
	Name:	Andrew Balson
	Title:	Authorized Person

[Management Agreement]

THE SUBSIDIARIES:	OSI HOLDCO II, INC.

/s/ Ian Blasco
	Name:	Ian Blasco
	Title:	Vice President

OSI HOLDCO I, INC.

/s/ Ian Blasco
	Name:	Ian Blasco
	Title:	Vice President

OSI HOLDCO, INC.

/s/ Ian Blasco
	Name:	Ian Blasco
	Title:	Vice President

OSI RESTAURANT PARTNERS, LLC

/s/ A. William Allen, III
	Name:	A. William Allen, III
	Title:	Chief Executive Officer

[Management Agreement]

FIRST AMENDMENT TO MANAGEMENT AGREEMENT

This First Amendment to Management Agreement is made and entered into this 10th day of May, 2012 by and among (i) Kangaroo management Company I, LLC (the “Manager”), (ii) Bloomin’ Brands, Inc., formerly known as Kangaroo Holdings, Inc. (the “Company”) and (iii) each of the Company’s subsidiaries that executes a counterpart signature page hereto (the “Subsidiaries”).

RECITALS

WHEREAS, the Company, the Subsidiaries and the Manager entered into that certain management Agreement dated as of June 14, 2007; and

WHEREAS, the parties desire to amend the Management Agreement as set forth below.

AGREEMENT

Now, Therefore, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Acknowledgement of Initial Public Offering. The parties acknowledge that the Company has filed a registration statement on Form S-1 with the Securities Exchange Commission, and that the offering contemplated in the registration statement will qualify as an Initial Public Offering as defined in the Management Agreement.

2. Agreement to Terminate. The parties acknowledge that the Management Agreement shall, pursuant to its terms, terminate immediately prior to an Initial Public Offering unless the Company and the Manager determine otherwise. The Company and the Manager hereby acknowledge that the Management Agreement shall terminate immediately prior to an Initial Public Offering.

3. Termination Fee. The Company and the Manager hereby agree if the Management Agreement is terminated due to an Initial Public Offering in 2012 the Company shall pay to Manager, within sixty days of completion of the Initial Public Offering, but in all events on or before December 31, 2012, a termination fee of Eight Million Dollars ($8,000,000). The termination fee shall be paid in addition to the pro-rated Periodic fee as provided in the Management Agreement.

4. Ratification. The parties hereby ratify and confirm the Management Agreement and acknowledge the same is in full force and effect in accordance with its terms except as specifically modified hereby.

SIGNATURE PAGES ATTACHED

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as an instrument under seal as of the date first above written by its officer or representative thereunto duly authorized.

THE COMPANY:	BLOOMIN’ BRANDS, INC

/s/ Elizabeth A. Smith
	Name:	Elizabeth A. Smith
	Title:	Chief Executive Officer

THE MANAGER:	KANGAROO MANAGEMENT COMPANY I, LLC

/s/ Andrew Balson
	Name:	Andrew Balson
	Title:	Authorized Person

THE SUBSIDIARIES:	OSI HOLDCO II, INC

/s/ Joseph J. Kadow
	Name:	Joseph J. Kadow
	Title:	Vice President

OSI HOLDCO I, INC.

/s/ Joseph J. Kadow
	Name:	Joseph J. Kadow
	Title:	Vice President

OSI HOLDCO, INC.

/s/ Joseph J. Kadow
	Name:	Joseph J. Kadow
	Title:	Vice President

OSI RESTAURANT PARTNERS, LLC

/s/ Elizabeth A. Smith
	Name:	Elizabeth A. Smith
	Title:	Chief Executive Officer